OUM & CO. LLP
ACCOUNTANTS
& BUSINESS ADVISORS

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 25, 2015, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc., which appears in its Annual Report (Form 10-K) for the year ended December 31, 2014.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

OUM & Co. LLP

San Francisco, California
March 25, 2015

465 California St. Ste 700 San Francisco, CA 94104 | P: 415-434-3744 | F: 415-788-2260 | www.oumcpa.com